Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

American Electric Power Company, Inc.
(Exact name of registrant as specified in its charter)

New York	13-4922640
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1 Riverside Plaza
Columbus, Ohio 43215
(614) 716-1000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

THOMAS G. BERKEMEYER, Associate General Counsel
AMERICAN ELECTRIC POWER SERVICE CORPORATION
1 Riverside Plaza
Columbus, Ohio 43215
(614) 716-1648
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019-6092
Attention:  E. N. Ellis, IV
___________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.
___________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [X]                                                                                                  Accelerated filer [  ]

Non-accelerated filer [  ] (Do not check if a smaller reporting company)                              Smaller reporting company [  ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee (1)
Senior Notes
Common Stock, par value $6.50 per share
Junior Subordinated Debentures
Stock Purchase Contracts
Stock Purchase Units(2)

(1)

There are being registered hereunder a presently indeterminate principal amount or number of Senior Notes, shares of Common Stock, Junior Subordinated Debentures, Stock Purchase Contracts and Stock Purchase Units.  We may refer to Senior Notes and Junior Subordinated Debentures collectively herein as "Debt Securities".  An indeterminate number of shares of Common Stock may also be issued upon settlement of the Stock Purchase Contracts or Stock Purchase Units.  An indeterminate aggregate initial offering price and amount of the securities of the identified class is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)
Each Stock Purchase Unit consists of (a) a Stock Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Common Stock and (b) a beneficial interest in either Debt Securities or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Stock Purchase Units.  Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Common Stock.  No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.

PROSPECTUS

AMERICAN ELECTRIC POWER COMPANY, INC.
1 RIVERSIDE PLAZA
COLUMBUS, OHIO 43215
(614) 716-1000

SENIOR NOTES
COMMON STOCK
JUNIOR SUBORDINATED DEBENTURES
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

TERMS OF SALE

This prospectus contains summaries of the general terms of the securities.  You will find the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus.  You should read this prospectus and the available prospectus supplement carefully before you invest.

The common stock of American Electric Power Company, Inc. is listed on the New York Stock Exchange under the symbol "AEP".  The last reported sale of the common stock on the New York Stock Exchange on December 9, 2011 was $39.73 per share.

In this prospectus, unless the context indicates otherwise, the words "we", "ours" and "us" refer to American Electric Power Company, Inc. and its consolidated subsidiaries.

INVESTING IN THESE SECURITIES INVOLVES RISKS.  SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 2 FOR MORE INFORMATION.

The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 15, 2011.

THE COMPANY

We are a public utility holding company that owns, directly or indirectly, all of the outstanding common stock of our domestic electric utility subsidiaries and varying percentages of other subsidiaries.  Substantially all of our operating revenues derive from the furnishing of electric service.  We were incorporated under the laws of New York in 1906 and reorganized in 1925.  Our principal executive offices are located at 1 Riverside Plaza, Columbus, Ohio 43215, and our telephone number is (614) 716-1000.

We own, directly or indirectly, all the outstanding common stock of the following operating public utility companies:  AEP Texas Central Company, AEP Texas North Company, Appalachian Power Company, Columbus Southern Power Company, Indiana Michigan Power Company, Kentucky Power Company, Kingsport Power Company, Ohio Power Company, Public Service Company of Oklahoma, Southwestern Electric Power Company and Wheeling Power Company.  These operating public utility companies supply electric service in portions of Arkansas, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Tennessee, Texas, Virginia and West Virginia.  We also own all of the outstanding common stock of American Electric Power Service Corporation, which provides accounting, administrative, information systems, engineering, financial, legal, maintenance and other services to us and our subsidiaries.

PROSPECTUS SUPPLEMENTS

We will provide information to you about the securities in up to three separate documents that progressively provide more detail: (a) this prospectus provides general information some of which may not apply to your securities, (b) the accompanying prospectus supplement provides more specific terms of your securities, and (c) the pricing supplement, if any, provides the final terms of your securities.  It is important for you to consider the information contained in this prospectus, the prospectus supplement, and the pricing supplement, if any, in making your investment decision.

RISK FACTORS

Investing in our securities involves risk.  Please see the risk factors described in our most recent Annual Report on Form 10-K and all subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.  The risks and uncertainties described are those presently known to us.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC.  We also file annual, quarterly and current reports and other information with the SEC.  You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street N.E., Room 1580, Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  You may also examine our SEC filings through the SEC’s web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (including any documents filed after the date of the initial registration statement and prior to its effectiveness) until we sell all the securities.

• Annual Report on Form 10-K for the year ended December 31, 2010;
• Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;
• Current Report on Form 8-K filed April 27, 2011;
• Current Report on Form 8-K filed May 2, 2011;
• Current Report on Form 8-K filed May 9, 2011;
• Current Report on Form 8-K filed May 25, 2011;
• Current Report on Form 8-K filed July 5, 2011;
• Current Report on Form 8-K filed July 27, 2011;
• Current Report on Form 8-K filed October 26, 2011;
• Current Report on Form 8-K filed November 16, 2011; and
• Current Report on Form 8-K filed December 5, 2011.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Mr. John R. Huneck
American Electric Power Service Corporation
1 Riverside Plaza
Columbus, Ohio 43215
614-716-1000

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus and in any written communication from us or any underwriters specifying the final terms of the particular offering.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

RATIO OF EARNINGS TO FIXED CHARGES

The Ratio of Earnings to Fixed Charges for each of the periods indicated is as follows:

Twelve Months Period Ended	Ratio

December 31, 2006	2.48
December 31, 2007	2.44
December 31, 2008	2.62
December 31, 2009	2.56
December 31, 2010	2.47
September 30, 2011	2.96

The Ratio of Earnings to Fixed Charges for the nine-months ended September 30, 2011 was 3.31.  For current information on the Ratio of Earnings to Fixed Charges, please see our most recent Form 10-K and Form 10-Q.  See Where You Can Find More Information on page 2.

USE OF PROCEEDS

The net proceeds from the sale of any of the offered securities will be used for general corporate purposes relating to our business.  Unless stated otherwise in a prospectus supplement, these purposes include redeeming or repurchasing outstanding debt, replenishing working capital, financing our subsidiaries' ongoing construction and maintenance programs.  If we do not use the net proceeds immediately, we temporarily invest them in short-term, interest-bearing obligations.  At December 7, 2011, our outstanding short-term debt was $817 million.

The prospectus supplement of a particular offering of securities will identify the use of proceeds for the offering.

DESCRIPTION OF THE SENIOR NOTES

General

We will issue the Senior Notes directly to the public, to a trust or as part of a Stock Purchase Unit, under an Indenture dated May 1, 2001 between us and The Bank of New York Mellon Trust Company, N.A. as Trustee.  This prospectus briefly outlines some provisions of the Indenture.  If you would like more information on these provisions, you should review the Indenture and any supplemental indentures or company orders that we have filed or will file with the SEC.  See Where You Can Find More Information on how to locate these documents.  You may also review these documents at the Trustee’s offices at 2 North LaSalle Street, Chicago, Illinois.

The Indenture does not limit the amount of Senior Notes that may be issued.  The Indenture permits us to issue Senior Notes in one or more series or tranches upon the approval of our board of directors and as described in one or more company orders or supplemental indentures.  Each series of Senior Notes may differ as to their terms.  The Indenture also gives us the ability to reopen a previous issue of a series of Senior Notes and issue additional Senior Notes of such series.

Because we are a holding company, the claims of creditors of our subsidiaries will have a priority over our equity rights and the rights of our creditors (including the holders of the Senior Notes) to participate in the assets of the subsidiary upon the subsidiary's liquidation.

The Senior Notes are unsecured and will rank equally with all our unsecured unsubordinated debt.  For current information on our debt outstanding see our most recent Form 10-K and 10-Q.  See Where You Can Find More Information.

A pricing or prospectus supplement will include the final terms for each series of Senior Notes.  If we decide to list upon issuance any series of Senior Notes on a securities exchange, a pricing or prospectus supplement will identify the exchange and state when we expect trading could begin.  The following terms of the Senior Notes that we may sell at one or more times will be established in the applicable pricing or prospectus supplement:

-      Maturity
-      Fixed or floating interest rate
-      Remarketing features
-      Certificate or book-entry form
-      Redemption
-      Not convertible, amortized or subject to a sinking fund
-      Interest paid on fixed rate Senior Notes quarterly or semi-annually
-      Interest paid on floating rate Senior Notes monthly, quarterly, semi-annually, or annually
-      Issued in multiples of a minimum denomination
-      Ability to defer payment of interest
-      Any other terms not inconsistent with the Indenture
-      Issued with Original Issue Discount

The Senior Notes will be denominated in U.S. dollars and we will pay principal and interest in U.S. dollars.  Unless an applicable pricing or prospectus supplement states otherwise, the Senior Notes will not be subject to any conversion, amortization, or sinking fund.  We expect that the Senior Notes issued to the public will be "book-entry," represented by a permanent global Senior Note registered in the name of Cede & Co., The Depository Trust Company’s partnership nominee, or such other name as may be requested by an authorized representative of The Depository Trust Company.  We reserve the right, however, to issue Senior Note certificates registered in the name of the Senior Noteholders.

In the discussion that follows, whenever we talk about paying principal on the Senior Notes, we mean at maturity or redemption.  Also, in discussing the time for notices and how the different interest rates are calculated, all times are New York City time and all references to New York mean The City of New York, unless otherwise noted.

The Indenture does not protect holders of the Senior Notes if we engage in a highly leveraged transaction.

The following terms may apply to each Senior Note as specified in the applicable pricing or prospectus supplement and the Senior Note:

Redemptions

If we issue redeemable Senior Notes, we may redeem such Senior Notes at our option unless an applicable pricing or prospectus supplement states otherwise.  The pricing or prospectus supplement will state the terms of redemption.  We may redeem Senior Notes in whole or in part by delivering written notice to the Senior Noteholders no more than 60, and not less than 30, days prior to redemption.  If we do not redeem all the Senior Notes of a series at one time, the Senior Notes will be redeemed by lot or in such other manner as the Trustee shall deem fair and appropriate in its discretion.

Remarketed Notes

If we issue Senior Notes with remarketing features, an applicable pricing or prospectus supplement will describe the terms for the Senior Notes including: interest rate, remarketing provisions, our right to purchase or redeem Senior Notes, the holders' right to tender Senior Notes, and any other provisions.

Note Certificates-Registration, Transfer, and Payment of Interest and Principal

Unless otherwise indicated in the applicable prospectus supplement, each series of Senior Notes issued to the public will be issued initially in the form of one or more global notes, in registered form, without coupons, as described under Book-Entry System.  However, if we issue Senior Note certificates, they will be registered in the name of the Senior Noteholder.  The Senior Notes may be transferred or exchanged, pursuant to administrative procedures in the Indenture, without the payment of any service charge (other than any tax or other governmental charge) by contacting the paying agent.  Payments to public holders of Senior Note certificates will be made by check.

Original Issue Discount

We may issue the Senior Notes at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount.  Generally speaking, if the Senior Notes are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount.  Tax and other special considerations applicable to original issue discount debt will be described in the prospectus supplement in which we offer those Senior Notes.

Interest Rate

The interest rate on the Senior Notes will either be fixed or floating.  The interest paid will include interest accrued to, but excluding, the date of maturity or redemption.  Interest is generally payable to the person in whose name the Senior Note is registered at the close of business on the record date before each interest payment date.  Interest payable at maturity or redemption, however, will be payable to the person to whom principal is payable.

If we issue a Senior Note after a record date but on or prior to the related interest payment date, we will pay the first interest payment on the interest payment date after the next record date.  We will pay interest payments by check or wire transfer, at our option.

Fixed Rate Senior Notes

A pricing or prospectus supplement will designate the record dates, payment dates, our ability to defer interest payments and the fixed rate of interest payable on a Senior Note.  We will pay interest quarterly or semi-annually, and upon maturity or redemption.  Unless an applicable pricing or prospectus supplement states otherwise, if any payment date falls on a day that is not a business day, we will pay interest on the next business day and no additional interest will be paid.  Interest payments will be the amount of interest accrued to, but excluding, each payment date.  Interest will be computed using a 360-day year of twelve 30-day months.

Floating Rate Notes

Each floating rate Senior Note will have an interest rate formula.  The applicable pricing or prospectus supplement will state the initial interest rate or interest rate formula on each Senior Note effective until the first interest reset date.  The applicable pricing or prospectus supplement will state the method and dates on which the interest rate will be determined, reset and paid.

Events of Default

The following are events of default under the Indenture with respect to any series of Senior Notes, unless we state otherwise in the applicable prospectus supplement:

-	failure to pay for three business days the principal of (or premium, if any, on) any Senior Note of a series when due and payable;
-	failure to pay for 30 days any interest on any Senior Note of any series when due and payable;
-	failure to perform any other requirements in such Senior Notes, or in the Indenture in regard to such Senior Notes, for 90 days after notice;
-      certain events of our bankruptcy or insolvency; or
-      any other event of default specified in a series of Senior Notes.

An event of default for a particular series of Senior Notes does not necessarily mean that an event of default has occurred for any other series of Senior Notes issued and outstanding under the Indenture.  If an event of default occurs and continues, the Trustee or the holders of at least 33% of the principal amount of the Senior Notes of the series affected may require us to repay the entire principal of the Senior Notes of such series immediately ("Repayment Acceleration").  In most instances, the holders of at least a majority in aggregate principal amount of the Senior Notes of the affected series may rescind a previously triggered Repayment Acceleration.  However, if we cause an event of default because we have failed to pay (unaccelerated) principal, premium, if any, or interest, Repayment Acceleration may be rescinded only if we have first cured our default by depositing with the Trustee enough money to pay all (unaccelerated) past due amounts and penalties, if any.

The Trustee must within 90 days after a default occurs, notify the holders of the Senior Notes of the series of default unless such default has been cured or waived; provided, that the Trustee may withhold from the holders notice of any default, except a default relating to the payment of principal (or premium, if any) or interest, if it determines in good faith that  withholding notice is in the interests of the holders of such series of Senior Notes.  We are required to file an annual certificate with the Trustee, signed by an officer, concerning any default by us under any provisions of the Indenture.

Subject to the provisions of the Indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders unless such holders offer the Trustee indemnity or security satisfactory to it.  Subject to the provisions for indemnification, the holders of a majority in principal amount of the Senior Notes of any series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such Senior Notes.

Modification of Indenture

Under the Indenture, our rights and obligations and the rights of the holders of any Senior Notes may be changed.  Any change affecting the rights of the holders of any series of Senior Notes requires the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes of all series affected by the change, voting as one class.  However, we cannot change the terms of payment of principal or interest, or reduce the percentage required for changes or a waiver of default, unless the holder consents.  We may issue additional series of Senior Notes and take other action that does not affect the rights of holders of any series by executing supplemental indentures without the consent of any Senior Noteholders.

Consolidation, Merger or Sale

We may merge or consolidate with any entity or sell substantially all of our assets as an entirety as long as the successor or purchaser (i) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and (ii) expressly assumes the payment of principal, premium, if any, and interest on the Senior Notes.

Legal Defeasance

We will be discharged from our obligations on the Senior Notes of any series at any time if:

-
we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Note of the series, and

-
we deliver to the Trustee an opinion of counsel stating that the federal income tax obligations of Senior Noteholders of that series will not change as a result of our performing the action described above.

If this happens, the Senior Noteholders of the series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Senior Notes and replacement of lost, stolen or mutilated Senior Notes.

Covenant Defeasance

We will be discharged from our obligations under any restrictive covenant applicable to the Senior Notes of a particular series if we perform both actions described above.  See Legal Defeasance.  If this happens, any later breach of that particular restrictive covenant will not result in Repayment Acceleration.  If we cause an event of default apart from breaching that restrictive covenant, there may not be sufficient money or government obligations on deposit with the Trustee to pay all amounts due on the Senior Notes of that series.  In that instance, we would remain liable for such amounts.

Governing Law

The Indenture and Senior Notes of all series will be governed by the laws of the State of New York.

Concerning the Trustee

We and our affiliates use or will use some of the banking services of the Trustee in the normal course of business.  The Trustee is also the Subordinated Indenture Trustee under the Subordinated Indenture relating to the Junior Subordinated Debentures.  If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended, it must eliminate such interest or resign to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the Indenture.

The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of the Senior Notes, unless such holder shall have offered to the Trustee security or indemnity satisfactory to it against any costs, expenses and liabilities.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock currently consists of 600,000,000 shares of common stock, par value $6.50 per share.  482,912,247 shares of our common stock were issued and outstanding as of October 27, 2011.  Our common stock, including the common stock offered in this prospectus once issued, is listed on the New York Stock Exchange.  Computershare Trust Company, N.A., P.O. Box 43081, Providence, Rhode Island  02940-3081, is the transfer agent and registrar for our common stock.

Dividend Rights

The holders of our common stock are entitled to receive the dividends declared by our board of directors provided funds are legally available for such dividends.  Our income derives from our common stock equity in the earnings of our subsidiaries.  Various financing arrangements, charter provisions and regulating requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Voting Rights

The holders of our common stock are entitled to one vote for each share of common stock held.  The holders of our common stock are entitled to cumulate their votes when voting for the election of directors.

Pre-emptive Rights

The holders of our common stock generally do not have the right to subscribe for or purchase any part of any new or additional issue of our common stock.  If, however, our board of directors determines to issue and sell any common stock solely for money and not by (1) a public offering, (2) an offering to or through underwriters or dealers who have agreed to promptly make a public offering, or (3) any other offering which the holders of a majority of our outstanding common stock have authorized; then such common stock must first be offered pro rata to our existing shareholders on terms no less favorable than those offered to persons other than our existing shareholders.

Rights Upon Liquidation

If we are liquidated, holders of our common stock will be entitled to receive pro rata all assets available for distribution to our shareholders after payment of our liabilities, including liquidation expenses.

Restrictions on Dealing with Existing Shareholders

We are subject to Section 513 of New York's Business Corporation Law, which provides that no domestic corporation may purchase or agree to purchase more than 10% of its stock from a shareholder who has held the shares for less than two years at any price that is higher than the market price unless the transaction is approved by both the corporation's board of directors and a majority of the votes of all outstanding shares entitled to vote thereon at a meeting of shareholders, unless the certificate of incorporation requires a greater percentage of the votes of the outstanding shares to approve or the corporation offers to purchase shares from all the holders on the same terms.  Our certificate of incorporation does not currently provide for a higher percentage.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

General

We will issue the Junior Subordinated Debentures directly to the public, to a trust or as part of a Stock Purchase Unit under the Junior Subordinated Indenture dated March 1, 2008 between us and The Bank of New York Mellon Trust Company, N.A. as Subordinated Indenture Trustee.  This prospectus briefly outlines some provisions of the Subordinated Indenture.  If you would like more information on these provisions, you should review the Subordinated Indenture and any supplemental indentures or company orders that we will file with the SEC.  See Where You Can Find More Information on how to locate these documents.  You may also review these documents at the Subordinated Indenture Trustee’s offices at 2 North LaSalle Street, Chicago, Illinois.

The Junior Subordinated Debentures are unsecured obligations and are junior in right of payment to "Senior Indebtedness".  You may find a description of the subordination provisions of the Junior Subordinated Debentures, including a description of Senior Indebtedness under Subordination.

Because we are a holding company, the claims of creditors of our subsidiaries will have a priority over our equity rights and the rights of our creditors (including the holders of the Junior Subordinated Debentures) to participate in the assets of the subsidiary upon the subsidiary's liquidation.

The Subordinated Indenture does not limit the amount of Junior Subordinated Debentures that we may issue under it.  We may issue Junior Subordinated Debentures from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by our Board of Directors or a duly authorized committee authorizing the issuance.  The Subordinated Indenture also gives us the ability to reopen a previous issue of a series of Junior Subordinated Debentures and issue additional Junior Subordinated Debentures of such series.

A pricing or prospectus supplement will include the final terms for each Junior Subordinated Debenture.  If we decide to list upon issuance any series of Debentures or Junior Subordinated Debentures on a securities exchange, a pricing or prospectus supplement will identify the exchange and state when we expect trading could begin. The following terms of the Junior Subordinated Debentures that we may sell at one or more times will be established in a prospectus supplement:

-     Maturity
-     Fixed or floating interest rate
-     Remarketing features
-     Certificate or book-entry form
-     Redemption
-     Not convertible, amortized or subject to a sinking fund
-     Interest paid on fixed rate Junior Subordinated Debentures quarterly or semi-annually
-	Interest paid on floating rate Junior Subordinated Debentures monthly, quarterly, semi-annually, or annually
-     Issued in multiples of a minimum denomination
-     Ability to defer payment of interest
-     Any other terms not inconsistent with the Subordinated Indenture
-	Issued with Original Issue Discount

The Subordinated Indenture does not protect the holders of Junior Subordinated Debentures if we engage in a highly leveraged transaction.

Redemption

Provisions relating to the redemption of Junior Subordinated Debentures will be set forth in the applicable prospectus supplement.  Unless we state otherwise in the applicable prospectus supplement, we may redeem Junior Subordinated Debentures only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption.  If we do not redeem all the Junior Subordinated Debentures of a series at one time, the Subordinated Indenture Trustee selects those to be redeemed by such a method as shall be provided for such particular series, or in the absence of any such provision, in a manner it determines to be fair.

Junior Subordinated Debenture Certificates-Registration, Transfer, and Payment of Interest and Principal

Unless otherwise indicated in the applicable prospectus supplement, each series of Junior Subordinated Debentures issued to the public initially will be in the form of one or more global Junior Subordinated Debentures, in registered form, without coupons, as described under Book-Entry System.  However, if we issue Junior Subordinated Debenture certificates, they will be registered in the name of the Junior Subordinated Debentureholder.  The Junior Subordinated Debentures may be transferred or exchanged, pursuant to administrative procedures in the Subordinated Indenture, without the payment of any service charge (other than any tax or other governmental charge) by contacting the paying agent.  Payments to public holders of Junior Subordinated Debenture certificates will be made by check.

Original Issue Discount

We may issue the Junior Subordinated Debentures at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount.  Generally speaking, if the Junior Subordinated Debentures are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount.  Tax and other special considerations applicable to original issue discount debt will be described in the prospectus supplement in which we offer those Junior Subordinated Debentures.

Interest Rate

The interest rate on the Junior Subordinated Debentures will either be fixed or floating.  The interest paid will include interest accrued to, but excluding, the date of maturity or redemption.  Interest is generally payable to the person in whose name the Junior Subordinated Debenture is registered at the close of business on the record date before each interest payment date.  Interest payable at maturity or redemption, however, will be payable to the person to whom principal is payable.

If we issue a Junior Subordinated Debenture after a record date but on or prior to the related interest payment date, we will pay the first interest payment on the interest payment date after the next record date.  We will pay interest payments by check or wire transfer, at our option.

Fixed Rate Junior Subordinated Debentures

A pricing or prospectus supplement will designate the record dates, payment dates, our ability to defer interest payments and the fixed rate of interest payable on a Junior Subordinated Debenture.  We will pay interest quarterly or semi-annually, and upon maturity or redemption. Unless an applicable pricing or prospectus supplement states otherwise, if any payment date falls on a day that is not a business day, we will pay interest on the next business day and no additional interest will be paid.  Interest payments will be the amount of interest accrued to, but excluding, each payment date.  Interest will be computed using a 360-day year of twelve 30-day months.

Floating Rate Junior Subordinated Debentures

Each floating rate Junior Subordinated Debenture will have an interest rate formula.  The applicable pricing or prospectus supplement will state the initial interest rate or interest rate formula on each Junior Subordinated Debenture effective until the first interest reset date.  The applicable pricing or prospectus supplement will state the method and dates on which the interest rate will be determined, reset and paid.

Events of Default

The following are events of default under the Subordinated Indenture with respect to any series of Junior Subordinated Debentures, unless we state otherwise in the applicable prospectus supplement:

-	failure to pay for three business days the principal of (or premium, if any, on) any Junior Subordinated Debenture of a series when due and payable;
-	failure to pay for 30 days any interest on any Junior Subordinated Debenture of any series when due and payable;

-	failure to perform any other requirements in such Junior Subordinated Debentures, or in the Subordinated Indenture, for 90 days after notice;
-    certain events of our bankruptcy or insolvency; or
-    any other event of default specified in a series of Junior Subordinated Debentures.

An event of default for a particular series of Junior Subordinated Debentures does not necessarily mean that an event of default has occurred for any other series of Junior Subordinated Debentures issued under the Subordinated Indenture.  If an event of default occurs and continues, the Subordinated Indenture Trustee or the holders of at least 33% of the principal amount of the Junior Subordinated Debentures of the series affected may require us to repay the entire principal of the Junior Subordinated Debentures of such series immediately ("Repayment Acceleration").  In most instances, the holders of at least a majority in aggregate principal amount of the Junior Subordinated Debentures of the affected series may rescind a previously triggered Repayment Acceleration.  However, if we cause an event of default because we have failed to pay (unaccelerated) principal, premium, if any, or interest, Repayment Acceleration may be rescinded only if we have first cured our default by depositing with the Subordinated Indenture Trustee enough money to pay all (unaccelerated) past due amounts and penalties, if any.

Unless otherwise specified in the Subordinated Indenture, the Subordinated Indenture Trustee must give notice of any default to the holders of the Junior Subordinated Debentures of the series of default in the manner and to the extent required by the Trust Indenture Act of 1939, as amended, unless such default has been cured or waived.  We are required to file an annual certificate with the Subordinated Indenture Trustee, signed by an officer, concerning any default by us under any provisions of the Subordinated Indenture.

Subject to the provisions of the Subordinated Indenture relating to its duties in case of default, the Subordinated Indenture Trustee shall be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any holders unless such holders offer the Subordinated Indenture Trustee indemnity or security satisfactory to it.  Subject to the provisions for indemnification, the holders of a majority in principal amount of the Junior Subordinated Debentures of any series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Subordinated Indenture Trustee with respect to such Junior Subordinated Debentures.

Modification of Subordinated Indenture

Under the Subordinated Indenture, our rights and obligations and the rights of the holders of any Junior Subordinated Debentures may be changed.  Any change affecting the rights of the holders of any series of Junior Subordinated Debentures requires the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures of all series affected by the change, voting as one class.  However, we cannot change the terms of payment of principal or interest, or reduce the percentage required for changes or a waiver of default, unless the holder consents.  We may issue additional series of Junior Subordinated Debentures and take other action that does not affect the rights of holders of any series by executing supplemental indentures without the consent of any debentureholders.

Consolidation, Merger or Sale

We may merge or consolidate with any entity or sell substantially all of our assets as an entirety as long as the successor or purchaser (i) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and (ii) expressly assumes the payment of principal, premium, if any, and interest on the Junior Subordinated Debentures.

Legal Defeasance

We will be discharged from our obligations on the Junior Subordinated Debentures of any series at any time if:

-
we deposit with the Subordinated Indenture Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Junior Subordinated Debenture of the series, and

-
we deliver to the Subordinated Indenture Trustee an opinion of counsel stating that the federal income tax obligations of debentureholders of that series will not change as a result of our performing the action described above.

If this happens, the debentureholders of the series will no longer be entitled to the benefits of the Subordinated Indenture except for registration of transfer and exchange of Junior Subordinated Debentures and replacement of lost, stolen or mutilated Junior Subordinated Debentures.

Covenant Defeasance

We will be discharged from our obligations under any restrictive covenant applicable to the Junior Subordinated Debentures of a particular series if we perform both actions described above.  See Legal Defeasance.  If this happens, any later breach of  that particular restrictive covenant will not result in Repayment Acceleration.  If we cause an event of default apart from breaching that restrictive covenant, there may not be sufficient money or government obligations on deposit with the Subordinated Indenture Trustee to pay all amounts due on the Junior Subordinated Debentures of that series.  In that instance, we would remain liable for such amounts.

Junior Subordinated Debentures issued to a trust will not be subject to covenant defeasance.

Subordination

Each series of Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below.  If:

-	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;
-	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or
-	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Debentures have the right to receive any payments of principal or interest on their Junior Subordinated Debentures.

"Senior Indebtedness" means, with respect to any series of Junior Subordinated Debentures, the principal, premium, interest and any other payment in respect of any of the following:

-	all of our indebtedness that is evidenced by notes, debentures, bonds or other securities we sell for money or other obligations for money borrowed;
-
all indebtedness of others of the kinds described in the preceding category which we have assumed or guaranteed or which we have in effect guaranteed through an agreement to purchase, contingent or otherwise; and

-	all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or Guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with those Junior Subordinated Debentures.  Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue.  As of September 30, 2011, our Senior Indebtedness totaled approximately $772 million.

Governing Law

The Subordinated Indenture and Junior Subordinated Debentures of all series are governed by the laws of the State of New York.

Concerning the Trustee

We and our affiliates use or will use some of the banking services of the Subordinated Indenture Trustee in the normal course of business.  The Subordinated Indenture Trustee is also the Trustee under the Indenture relating to the Senior Notes.  If the Subordinated Indenture Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended, it must eliminate such interest or resign to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the Subordinated Indenture.

The Subordinated Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request of any holder of the Junior Subordinated Debentures, unless such holder shall have offered to the Subordinated Indenture Trustee security or indemnity satisfactory to it against any costs, expenses and liabilities.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS

We may issue Stock Purchase Contracts representing contracts obligating holders to purchase from us and we may sell to the holders, a specified number of shares of common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates.  The price per share of common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts.

The Stock Purchase Contracts may be issued separately or as a part of units, often known as Stock Purchase Units, consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligations to purchase the common stock under the Stock Purchase Contracts.

The Stock Purchase Contracts may require us to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis.  The Stock Purchase Contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid Stock Purchase Contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original Stock Purchase Contract.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities.  The description in the applicable prospectus supplement will not necessarily contain all of information that you may find useful.  For more information, you should review the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued.  These documents will be filed with the SEC promptly after the offering of such Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities.

BOOK-ENTRY SYSTEM

Unless otherwise stated in a prospectus supplement, book-entry securities of a series will be issued in the form of a global security that the Trustee will deposit with The Depository Trust Company, New York, New York (“DTC”).  This means that we will not issue security certificates to each holder.  One or more global securities will be issued to DTC who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities.  The participant will then keep a record of its clients who purchased the securities.  Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.
DTC has provided us the following information:

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission.  More information about DTC can be found at www.dtcc.com.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records.  The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchase.  Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial Owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults and proposed amendments to the securities documents.  For example, Beneficial Owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.  In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC.  If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a Direct Participant in accordance with DTC’s Procedures.  Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payable date in accordance with their respective holdings shown on DTC’s records.  Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our or the Trustee’s responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its securities purchased or tendered, through its Participant, to the Tender/Remarketing Agent, and shall effect delivery of such securities by causing the Direct Participant to transfer the Participant’s interest in the securities, on DTC’s records, to the Tender/Remarketing Agent.  The requirement for physical delivery of the securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to the Tender/Remarketing Agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to us or the Trustee.  Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository).  In that event, security certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may sell the securities (a) through agents; (b) through underwriters or dealers; or (c) directly to one or more purchasers.

By Agents

Securities may be sold on a continuing basis through agents designated by us.  The agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment.

Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

The agents will not be obligated to make a market in the securities.  We cannot predict the amount of trading or liquidity of the securities.

By Underwriters

The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to certain conditions.  The underwriters will be obligated to purchase all the securities offered if any are purchased.  Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The underwriters may not be obligated to make a market in the securities.  We cannot predict the amount of trading or liquidity of the securities.

Direct Sales

We may also sell securities directly.  In this case, no underwriters or agents would be involved.

General Information

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933 (the "Act"), and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

LEGAL OPINIONS

Our counsel, Simpson Thacher & Bartlett LLP, New York, NY, or Jeffrey D. Cross or Thomas G. Berkemeyer, Deputy General Counsel and Associate General Counsel, respectively,

of American Electric Power Service Corporation, our service company affiliate, will issue an opinion about the legality of the securities for us.  Dewey & LeBoeuf LLP, New York, NY will issue an opinion for the agents or underwriters.  From time to time, Dewey & LeBoeuf LLP acts as counsel to our affiliates for some matters.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the American Electric Power Company, Inc. Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of American Electric Power Company, Inc. and subsidiary companies’ internal control over financial reporting have been audited by Deloitte & Touche llp, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion and, as to the report related to the consolidated financial statements, includes an explanatory paragraph relating to the adoption of a new accounting pronouncement in 2010), which are incorporated herein by reference.  Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Table of Contents

THE COMPANY	2
PROSPECTUS SUPPLEMENTS	2
RISK FACTORS	2
WHERE YOU CAN FIND MORE INFORMATION	2
RATIO OF EARNINGS TO FIXED CHARGES	4	Senior Notes Common Stock
USE OF PROCEEDS	4	Junior Subordinated Debentures
DESCRIPTION OF THE SENIOR NOTES	4	Stock Purchase Contracts
DESCRIPTION OF COMMON STOCK	10	Stock Purchase Units
DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES	11
DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS	17	PROSPECTUS
BOOK ENTRY SYSTEM	17
PLAN OF DISTRIBUTION	20
By Agents	20
By Underwriters	20
Direct Sales	21
General Information	21
LEGAL OPINIONS	21	The date of this
EXPERTS	21	Prospectus is December 15, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.*

Securities and Exchange Commission Filing Fees	$ **
Printing Registration Statement, Prospectus, etc.	15,000
Independent Registered Public Accounting Firm	138,000
Charges of Trustee (including counsel fees)	10,000
Legal fees	50,000
Rating Agency fees	110,000
Miscellaneous expenses	25,000
Total	$348,000

*           Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. The amounts shown are estimates of expenses for a single offering of securities under the registration statement, but do not limit the amount of securities that may be offered.

**           Under SEC Rules 456(b) and 457(r), the Securities and Exchange Commission fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.

Item 15.	Indemnification of Directors and Officers.

The New York Business Corporation Law ("BCL"), Article 7, Sections 721-726 provide for the indemnification and advancement of expenses to officers and directors.  Section 721 provides that indemnification and advancement pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled.

Section 722 of the BCL provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful.  In addition, statutory indemnification may not be provided in derivative actions (i) which are settled or otherwise disposed of or (ii) in which the director or officer is adjudged liable to the corporation, unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnity.

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Section 723 of the BCL provides that statutory indemnification is mandatory where the director or officer has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding.  Section 723 also provides that expenses of defending a civil or criminal action or proceeding may be advanced by the corporation upon receipt of an undertaking to repay them if and to the extent the recipient is ultimately found not to be entitled to indemnification. Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification. Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers.

Section 402(b) of the BCL provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating, with certain exceptions, the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity. The certificate of incorporation of the registrant contains provisions eliminating the personal liability of directors to the extent permitted by New York law.  The bylaws of the registrant provide for the indemnification of directors and officers of the registrant to the full extent permitted by law.

The above is a general summary of certain provisions of the registrant's certificate of incorporation, bylaws and the BCL and is subject in all respects to the specific and detailed provisions of the registrant's certificate of incorporation, bylaws and the BCL.

Reference is made to the Underwriting Agreements filed as Exhibit 1(a)-1(e) hereto, which provide for indemnification of the registrant, certain of its directors and officers, and persons who control the registrant, under certain circumstances.

The registrant maintains insurance policies insuring its directors and officers against certain obligations that may be incurred by them.

Item 16.	Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.

Item 17	Undertakings

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or

2

decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the

3

issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 15th day of December, 2011.

AMERICAN ELECTRIC POWER COMPANY, INC.

Nicholas K. Akins*
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(i) Principal Executive Officer:
Nicholas K. Akins *	Chief Executive Officer	December 15, 2011

(ii) Principal Financial Officer:

/s/ Brian X. Tierney Brian X. Tierney	Executive Vice President and Chief Financial Officer	December 15, 2011

(iii) Principal Accounting Officer:

/s/ Joseph M. Buonaiuto Joseph M. Buonaiuto	Senior Vice President, Controller and Chief Accounting Officer	December 15, 2011

(iv) A Majority of the Directors:

Michael G. Morris*
Nicholas K. Akins*
David J. Anderson*
James F. Cordes*
Linda A. Goodspeed*
Thomas E. Hoaglin*
Lester A. Hudson, Jr.*
Richard C. Notebaert*
Lionel L. Nowell, III*
Richard L. Sandor*
Sara Martinez Tucker*
John F. Turner* * By /s/ Brian X. Tierney
(Brian X. Tierney, Attorney-in-Fact)

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EXHIBIT INDEX

Certain of the following exhibits, designated with an asterisk(**), have heretofore been filed with the Commission and, pursuant to 17 C.F.R. Sections 201.24 and 230.411, are incorporated herein by reference to the documents indicated following the descriptions of such exhibits.

*  1(a)                      Proposed form of Underwriting Agreement for Senior Notes

*  1(b)                      Proposed form of Underwriting Agreement for Common Stock

*  1(c)                      Proposed form of Underwriting Agreement for Junior Subordinated Debentures

*  1(d)                      Proposed form of Underwriting Agreement for Stock Purchase Contracts

x  1(e)                      Proposed form of Underwriting Agreement for Stock Purchase Units

**3(a)                      Restated Certificate of Incorporation [File No. 1-3525, Exhibit 3(a)]

**3(b)                      Bylaws, as amended December 12, 2007 [File No. 1-3525, Exhibit 3(b)]

** 4(a)
Indenture, dated as of May 1, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee for the unsecured Senior Notes [Registration Statement No. 333-86050, Exhibits 4(a), 4(b) and 4(c); Registration Statement No. 333-105532, Exhibits 4(d), 4(e) and 4(f)]

*  4(b)                      Proposed form of Supplemental Indenture for the Senior Notes

**4(c)
Junior Subordinated Indenture, dated March 1, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee for the Junior Subordinated Debentures [Registration Statement No. 333-156387, Exhibits 4(c) and 4(d)]

*  4(d)                      Proposed form of Supplemental Indenture for the Junior Subordinated Debentures

* 4(e)	Proposed form of Stock Purchase Contract Agreement, including the form of Security Certificate

*  4(f)                       Proposed form of Pledge Agreement

*  5                          Opinion of Thomas G. Berkemeyer

**12	Computation of Consolidated Ratio of Earnings to Fixed Charges [Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2011, File No. 1-3525, Exhibit 12].

*23(a)                      Consent of Deloitte & Touche LLP

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23(b)                        Consent of Thomas G. Berkemeyer (included in Exhibit 5 filed herewith)

 *24                         Powers of Attorney and resolutions of the Board of Directors of the Company

*25(a)	Form T-1 re eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Indenture for the Senior Notes

*25(b)	Form T-1 re eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Subordinated Indenture Trustee under the Junior Subordinated Indenture for the Junior Subordinated Debentures

Note:	Reports of the Company on Forms 8-K, 10-Q and 10-K are on file with the SEC under File No. 1-3525.

*	Filed herewith
**  Incorporated by reference herein as indicated
x	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if applicable.

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